Exhibit 99.1

FOR IMMEDIATE RELEASE		CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(1)(212) 339-3424

TOM VOGEL
(1)(212) 339-0862

INVESTOR RELATIONS
	`		ROBERT TUCKER
(1) (212) 339-0861

FSA Comments on Moody’s Decision to Place

FSA’s Ratings on Review for Possible Downgrade

New York, New York, July 21, 2008 — Financial Security Assurance Inc. (FSA), the monoline bond insurer, issued the following statement in response to the decision by Moody’s Investors Service, Inc. (Moody’s) to place FSA’s Aaa claims-paying ratings on review for possible downgrade.

Robert P. Cochran, chairman and chief executive officer of Financial Security Assurance Holdings Ltd. and FSA, said: “We take note of the concerns Moody’s has expressed, and we will work closely with them to reestablish our Aaa-stable claims-paying ratings.”

THE COMPANY

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities.  The Company is a member of the Dexia group.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-

looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                  expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                  the risks discussed in the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors”;

•                  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                  competitive forces, including the conduct of other financial guaranty insurers;

•                  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                  impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                  changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results;

•                  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                  downgrade or default of one or more of FSA’s reinsurers;

•                  market conditions, including the credit quality and market pricing of securities issued;

•                  capacity limitations that may impair investor appetite for FSA-insured obligations;

•                  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                  other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.